UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2004

OLD NATIONAL BANCORP
(Exact name of Registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	001-15817 (Commission File Number)		35-1539838 (IRS Employer Identification No.)
420 Main Street, Evansville, IN (Address of Principal Executive Offices)		47708 (Zip Code)

(812) 464-1434
(Registrant's telephone number, including area code)

OLD NATIONAL BANCORP

FORM 8-K

Item 7. Financial Statements and Exhibits

  Exhibits.

The following exhibits are furnished herewith and this list constitutes the exhibit index:

99.1	Press release issued by Old National Bancorp on June 9, 2004.
99.2	Summary of the conference call slide presentation issued by Old National Bancorp on June 9, 2004

Item 9. Regulation FD Disclosure

On June 9, 2004, Old National Bancorp issued a press release announcing it had begun the 18-month implementation phase of Project ASCEND and the anticipated financial impact. The press release is included as Exhibit 99.1 hereto and is incorporate herein by reference. Old National Bancorp also held a conference call to discuss the implementation of Project ASCEND. A summary of the conference call slide presentation is included as Exhibit 99.2 hereto and is incorporated herein by reference.

These exhibits may contain non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of the registrant's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, Old National Bancorp has provided reconciliations within the exhibits, as necessary, of the non-GAAP financial measure to the most directly comparable GAAP financial measure.

The information in this Current Report on Form 8-K and the Exhibits 99.1 and 99.2 attached hereto, are furnished pursuant to Item 9 and shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934 or otherwise subject to the liabilities under that Section. Furthermore, the information in this Current Report on Form 8-K, including the Exhibits 99.1 and 99.2, shall not be deemed to be incorporated by reference into filings of Old National Bancorp under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp
(Registrant)

Date: June 9, 2004

By: /s/ John S. Poelker
John S. Poelker
Executive Vice President and Chief Financial Officer